UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 27, 2008

Electroglas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

5729 Fontanoso Way, San Jose, California 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On October 27, 2008, the Audit Committee of Electroglas, Inc.’s (the “Company”) Board of Directors unanimously approved the dismissal of BDO Seidman LLP (“BDO”) as the Company’s independent registered public accounting firm effective immediately.

BDO’s audit reports on the consolidated financial statements of the Company and subsidiaries as of and for the years ended May 31, 2008 and 2007  did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended May 31, 2008 and 2007, respectively, and the quarter through August 30, 2008, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in its audit report; and there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K except as described in Item 9A(T) — Controls and Procedures of the Form 10-K for the year ended May 31, 2008.  Management, under the supervision of the Chief Executive Officer (CEO) and Chief Financial Officer (CFO), conducted an evaluation of our disclosure controls and procedures and internal control over financial reporting. Based on those evaluations, the CEO and CFO identified material weaknesses in internal control over financial reporting related to revenue recognition and inventory reserves.  More specifically, appropriate evidence documenting persuasive evidence of an arrangement was lacking resulting in year-end audit adjustments to reverse revenue and inventory reserves were incorrectly adjusted in a manner which was not consistent with the Company’s policies or in accordance with generally accepted accounting principles.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.  As a result of these material weaknesses in revenue recognition procedures and inventory reserves, our management concluded that our disclosure controls and procedures and internal control over financial reporting were not effective as of May 31, 2008.

The Company provided BDO with a copy of the foregoing disclosures and requested BDO to furnish the Company a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of BDO’s response letter dated October 29, 2008 is attached as Exhibit 16.1 to this Form 8-K.

On October 27, 2008, the Company’s Audit Committee appointed Burr, Pilger & Mayer LLP (“BPM”) to replace BDO as the Company’s independent registered public accounting firm.  Prior to the appointment of BPM, neither the Company nor anyone on behalf of the Company had consulted with BPM during the Company’s two most recent fiscal years and for fiscal year 2009 through October 27, 2008 in any matter regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report nor oral advice provided to the Company that BPM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (B) any matter which was the subject of either a disagreement or a reportable event, as each are defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

The Company conducted an RFP (request for proposal) process for its 2009 audit services as part of its ongoing efforts to reduce operating costs and expenses in order to strengthen the Company’s financial position.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
16.1	Letter of BDO dated October 29, 2008 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: October 30, 2008	By:	/s/ Thomas E. Brunton Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
16.1	Letter of BDO dated October 29, 2008 to the Securities and Exchange Commission.